Exhibit 3.6

AMENDED AND RESTATED BYLAWS OF

BITARI INC.

(a Texas Corporation)

(adopted effective as of September 14, 2026)

These Amended and Restated Bylaws (these “Bylaws”) of Bitari Inc. (formerly known as Your Choice Double DZ Inc., the “Company”) amend, restate, and supersede in their entirety the bylaws previously adopted by the Company on May 22, 2022, and the amended and restated bylaws adopted on August 27, 2026.

ARTICLE I
CORPORATE OFFICES

1.1 PRINCIPAL OFFICE

The board of directors shall fix the location of the principal executive office of Bitari Inc. (the “Corporation”) at any place within or outside the State of Texas. If the principal executive office is located outside such state and the Corporation has one or more business offices in such state, then the board of directors shall fix and designate a principal business office in the State of Texas.

1.2 OTHER OFFICES

The board of directors may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS

Meetings of stockholders shall be held at any place within or outside the State of Texas designated by the board of directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

2.2 ANNUAL MEETING

The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. At the meeting, directors shall be elected, and any other proper business of the Corporation may be transacted.

2.3 SPECIAL MEETING

A special meeting of the stockholders may be called at any time by the board of directors, or by the chief executive officer or president, or by one or more stockholders representing at least 40% of the issued and outstanding shares of capital stock of the Corporation then entitled to vote at that meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

If a special meeting is called by any person or persons other than the board of directors, the chief executive officer or president, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairperson of the board, the chief executive officer or president, any vice president or the secretary of the Corporation. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of these Bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

2.4 NOTICE OF STOCKHOLDERS’ MEETINGS

All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) (or, if sent by third-class mail pursuant to Section 2.5 of these Bylaws, thirty (30)) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders (but subject to the provisions of the next paragraph of this Section 2.4 any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 21.418 of the Texas Business Organizations Code, as amended (the “TBOC”), (ii) an amendment of the certificate of formation, pursuant to Sections 3.051 to 3.056 and 21.364 of the TBOC, (iii) a reorganization of the corporation, pursuant to Sections 10.001–10.008 of the TBOC, (iv) a voluntary dissolution of the Corporation, pursuant to Sections 11.051 to 11.059 and 21.364 of the TBOC, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 11.053 of the TBOC, then the notice shall also state the general nature of that proposal.

2.5 MANNER OF GIVING NOTICE: AFFIDAVIT OF NOTICE

Written notice of any meeting of stockholders shall be given either (i) personally, (ii) by first-class mail, (iii) by electronic transmission (including by email or through a securities depository or transfer agent), to any stockholder who has consented to receipt of notice by electronic transmission in accordance with Section 21.3531 of the TBOC, or (iv) by telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. If no such address appears on the Corporation’s books or is given, notice shall be deemed to have been given if sent to that stockholder by mail or telegraphic or other written communication to the Corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the stockholder on written demand of the stockholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the secretary, assistant secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice.

2.6 QUORUM

The presence in person or by proxy of the stockholders representing a majority of the issued and outstanding shares of capital stock of the Corporation then entitled to vote thereat constitutes a quorum for the transaction of business at all meetings of stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by stockholders representing at least a majority of the shares required to constitute a quorum.

2.7 ADJOURNED MEETING: NOTICE

Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the chairperson of the meeting, or in his or her absence, any officer entitled to preside at or to act as secretary of the meeting, or the vote of the stockholders representing the majority of the shares represented at that meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 2.6 of these Bylaws.

When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than forty-five (45) days from the date set for the original meeting, then notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 of these Bylaws. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

2.8 VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 21.358 and 21.214 of the TBOC (relating to voting shares held by a fiduciary, in the name of a Corporation or in joint ownership).

The stockholders’ vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any stockholder at the meeting and before the voting has begun.

Except as provided in the last paragraph of this Section 2.8, or as may be otherwise provided in the Certificate of Formation, as amended from time to time (the “Certificate”), each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the stockholders. Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but, if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares which the stockholder is entitled to vote.

Except as otherwise required by applicable law, at any meeting at which directors are to be elected, so long as a quorum is present, the directors shall be elected by the affirmative vote of a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Unless otherwise provided in the Certificate, cumulative voting for the election of directors shall be prohibited. Except as otherwise provided by applicable law, the applicable rules and regulations of any principal securities exchange or quotation system on which the Corporation’s securities are then listed or quoted, the Certificate, or these Bylaws, in all matters other than the election of directors, if a quorum is present, the affirmative vote of the majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless the vote of a greater number or a vote by classes is required by the TBOC, the Certificate, or these Bylaws.

2.9 VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT

The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4 of these Bylaws, the waiver of notice or consent or approval shall state the general nature of the proposal. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the TBOC to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of all outstanding shares entitled to vote on that action.

All such consents shall be maintained in the corporate records. Any stockholder giving a written consent, or the stockholder’s proxy holders, or a transferee of the shares, or a personal representative of the stockholder, or their respective proxy holders, may revoke the consent by a writing received by the secretary of the Corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

2.11 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the TBOC.

If the board of directors does not so fix a record date:

(a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

(b) the record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action by the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

The record date for any other purpose shall be as provided in Article VIII of these Bylaws.

2.12 PROXIES

Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the Corporation. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) the person who executed the proxy revokes it prior to the time of voting by delivering a writing to the Corporation stating that the proxy is revoked or by executing a subsequent proxy and presenting it to the meeting or by voting in person at the meeting, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 21.369 and 21.370 of the TBOC.

2.13 INSPECTORS OF ELECTION

Before any meeting of stockholders, the board of directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the chairperson of the meeting may, and on the request of any stockholder or a stockholder’s proxy shall, appoint an inspector or inspectors of election to act at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting pursuant to the request of one (1) or more stockholders or proxies, then the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

Such inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b) receive votes, ballots or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes or consents;

(e) determine when the polls shall close;

(f) determine the result; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

Section 2.14 ADVANCE NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS

(a)	Advance Notice of Stockholder Business.

(1) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the Corporation’s notice of meeting, given by or at the direction of the board of directors, as included in its proxy materials (or any supplement thereto) with respect to such meeting, (B) by or at the direction of the board of directors or any duly authorized committee thereof, or (C) by any stockholder of the Corporation who (1) is a stockholder of record at the time that the notice required by this Section 2.14(a) is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 2.14(a). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these Bylaws and under the TBOC. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the board, for the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(2) To comply with clause (C) of Section 2.14(a)(1) above, a stockholder’s notice with respect to any business that the stockholder proposes to bring before the meeting must be in writing and must set forth all information required under this Section 2.14(a) and must be timely received by the Secretary of the Corporation. With respect to an annual meeting of stockholders, to be timely, notice must be received not less than sixty (60), no more than ninety (90) days prior to such meeting. With respect to meetings of stockholders for which less than seventy (70) days’ notice of the date of the meeting is given, to be timely, notice must be received no later than the close of business on the tenth (10th) day following the earlier of the day notice of the meeting was mailed, or the day public disclosure of the meeting was made.

(3) To be in proper written form, a stockholder’s notice of proposed business must set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of stock which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. The chairman of the meeting may refuse to acknowledge any stockholder who attempts to introduce business without compliance with the foregoing procedure.

(b)	General.

(1) Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (1) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.14 and (2) if any proposed nomination or business was not made or proposed in compliance with this Section 2.14, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

ARTICLE III
DIRECTORS

3.1 POWERS

Subject to the provisions of the TBOC and any limitations in the Certificate and these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2 NUMBER OF DIRECTORS

The board of directors of the Corporation shall consist of at least one natural person, who needs not be a stockholder or resident of the State of Texas. Unless the Certificate fixes the number of directors, the number of directors shall be determined from time to time solely by resolution of the board of directors.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 ELECTION AND TERM OF OFFICE OF DIRECTORS

Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified, except as provided in Section 3.4 of these Bylaws. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

3.4 RESIGNATION, REMOVAL, AND VACANCIES

Any director may resign effective on giving written notice to the chairperson of the board, the chief executive officer or president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

Except as otherwise required by law or the Certificate, any director or the entire board may be removed from office at any time, with or without cause, by the affirmative vote of the stockholders holding at least two-thirds of the voting power of the issued and outstanding stock entitled to vote in the election of directors, voting together as a single class. Unless otherwise provided by the charter of the committee, any director serving on a committee of the board may be removed from such committee at any time by the board.

Vacancies in the board of directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote or written consent of the stockholders or by court order may be filled only by the affirmative vote of a plurality of the shares represented and voting at a duly held meeting at which a quorum is present or by the unanimous written consent of all shares entitled to vote thereon. Each director so elected hall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

A vacancy or vacancies in the board of directors shall be deemed to exist (i) in the event of the death, resignation or removal of any director, (ii) if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (iii) if the authorized number of directors is increased, or (iv) if the stockholders fail, at any meeting of stockholders at which any director or directors are elected, to elect the number of directors to be elected at that meeting.

The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, by the affirmative vote of a plurality of the shares represented and voting at a duly held meeting at which a quorum is present, or by the unanimous written consent of all shares entitled to vote thereon.

3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE

Regular meetings of the board of directors may be held at any place within or outside the State of Texas that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the board may be held at any place within or outside the State of Texas that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.

Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.

3.6 REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice if the times of such meetings are fixed by the board of directors.

3.7 SPECIAL MEETINGS; NOTICE

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairperson of the board, the chief executive officer or president, any vice president, the secretary or any two directors.

Notice of the time and place of special meetings shall be sent by first-class mail or telegram, charges prepaid, or delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic means, to each director at that director’s place of contact as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by any authorized means other than mail, it shall be delivered at least forty-eight (48) hours before the time of the holding of the meeting. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

3.8 QUORUM

A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.10 of these Bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of Section 21.418 of the TBOC (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 21.416 of the TBOC (as to appointment of committees), Sections 8.101–8.105 of the TBOC (as to indemnification of directors), the Certificate, and other applicable law.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9 WAIVER OF NOTICE

Notice of a meeting need not be given to any director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

3.10 ADJOURNMENT

A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

3.11 NOTICE OF ADJOURNMENT

Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.7 of these Bylaws, to the directors who were not present at the time of the adjournment.

3.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Any action required or permitted to be taken by the board of directors may be taken without a meeting, provided that all members of the board individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board.

3.13 FEES AND COMPENSATION OF DIRECTORS

Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.13 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

ARTICLE IV
COMMITTEES

4.1 COMMITTEES OF DIRECTORS

The board of directors, by resolution adopted by a majority of the directors, may establish one or more committees, each consisting of one or more directors, to exercise the authority of the board of directors to the extent provided in the resolution establishing the committee and allowed under the TBOC. The designation of a committee of the board of directors and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law. The board, by resolution adopted by a majority of the directors, may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.

4.2 MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.5 (place of meetings), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), Section 3.10 (adjournment), Section 3.11 (notice of adjournment), and Section 3.12 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V
OFFICERS

5.1 OFFICERS

The officers of the Corporation shall be one or more chief executive officers, a chief financial officer, a president, and a secretary. If the Corporation has more than one chief executive officer, one of the chief executive officers shall also serve as the president, as determined by the board of directors. The Corporation may also have, at the discretion of the board of directors, a chairperson of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

5.2 ELECTION OF OFFICERS

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these Bylaws, shall be chosen by the board, subject to the rights, if any, of an officer under any contract of employment.

5.3 SUBORDINATE OFFICERS

The board of directors may appoint, or may empower the president to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the board of directors may from time to time determine.

5.4 REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 VACANCIES IN OFFICES

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

5.6 CHAIRPERSON OF THE BOARD

The chairperson of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the board of directors or as may be prescribed by these Bylaws. If there is no chief executive officer, then the chairperson of the board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 5.7 of these Bylaws.

5.7 CHIEF EXECUTIVE OFFICER

Subject to the provisions of these Bylaws and to the direction of the board of directors, the Corporation may have one or more chief executive officers, and if two chief executive officers are appointed, each may be designated as a “Co-Chief Executive Officer.” Each chief executive officer shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the board of directors. Each chief executive officer shall have power to sign all stock certificates, contracts, bonds, mortgages and other instruments of the Corporation and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, subject in all cases to the orders and resolutions of the board of directors.

5.8 PRESIDENT

Subject to such supervisory powers, if any, as may be given by the board of directors to the chairperson of the board or these Bylaws, the offices of the president and chief executive officer may be held by the same person. If the same person holds both offices, he or she shall have the combined powers and duties of both offices. If different persons hold the offices of president and chief executive officer, the president shall be subject to the supervision and direction of the chief executive officer and shall perform such duties as may be assigned by the chief executive officer or the board of directors.

5.9 VICE PRESIDENTS

In the absence or disability of the chief executive officer or president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these Bylaws, the president or the chairperson of the board.

5.10 SECRETARY

The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these Bylaws. He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these Bylaws.

5.11 CHIEF FINANCIAL OFFICER

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the board of directors. He or she shall disburse the funds of the Corporation as may be ordered by the board of directors, shall render to the chief executive officer or president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these Bylaws.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation shall, to the maximum extent and in the manner permitted by the TBOC, indemnify each of its directors and officers against expenses (as defined in Section 8.001 of the TBOC), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 8.001 of the TBOC), arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Article VI, a “director” or “officer” of the Corporation includes any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.2 INDEMNIFICATION OF OTHERS

The Corporation shall have the power, to the extent and in the manner permitted by the TBOC, to indemnify each of its employees and agents (other than directors and officers) against expenses (as defined in Section 8.001 of the TBOC), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 8.001 of the TBOC), arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Article VI, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.3 PAYMENT OF EXPENSES IN ADVANCE

Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the board of directors shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

6.4 INDEMNITY NOT EXCLUSIVE

The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Certificate.

6.5 INSURANCE INDEMNIFICATION

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

6.6 CONFLICTS

No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(1) That it would be inconsistent with a provision of the Certificate, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

6.7 CONTRACTUAL NATURE OF INDEMNIFICATION RIGHTS

The right to indemnification and advancement of expenses conferred by this Article VI shall be a contract right. Any repeal, modification, or amendment of this Article VI, or adoption of any provision of these Bylaws or the Certificate inconsistent with this Article VI, shall not adversely affect any right or protection of any director, officer, employee, or agent of the Corporation existing at the time of such repeal, modification, amendment, or adoption with respect to acts or omissions occurring prior to such repeal, modification, amendment, or adoption, and such rights shall continue as to a person who has ceased to be a director, officer, employee, or agent of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such person.

ARTICLE VII
RECORDS AND REPORTS

7.1 MAINTENANCE AND INSPECTION OF SHARE REGISTER

The Corporation shall keep either at its principal executive office or at the office of its transfer agent or registrar (if either be appointed), as determined by resolution of the board of directors, a record of its stockholders listing the names and addresses of all stockholders and the number and class of shares held by each stockholder.

A stockholder or stockholders of the Corporation who holds at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation or who holds at least one percent (1%) of such voting shares and has filed a Schedule 14A with the Securities and Exchange Commission relating to the election of directors, may (i) inspect and copy the records of stockholders’ names, addresses, and shareholdings during usual business hours on five (5) days’ prior written demand on the Corporation, (ii) obtain from the transfer agent of the Corporation, on written demand and on the tender of such transfer agent’s usual charges for such list, a list of the names and addresses of the stockholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the stockholder after the date of demand. Such list shall be made available to any such stockholder by the transfer agent on or before the later of five (5) days after the demand is received or five (5) days after the date specified in the demand as the date as of which the list is to be compiled.

The record of stockholders shall also be open to inspection on the written demand of any stockholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a stockholder or as the holder of a voting trust certificate. Any inspection and copying under this Section

7.1 may be made in person or by an agent or attorney of the stockholder or holder of a voting trust certificate making the demand.

7.2 MAINTENANCE AND INSPECTION OF BYLAWS

The Corporation shall keep at its principal executive office or, if its principal executive office is not in the State of Texas, at its principal business office in Texas the original or a copy of these Bylaws as amended to date, which Bylaws shall be open to inspection by the stockholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of Texas and the Corporation has no principal business office in such state, then the secretary shall, upon the written request of any stockholder, furnish to that stockholder a copy of these Bylaws as amended to date.

7.3 MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS

The accounting books and records and the minutes of proceedings of the stockholders, of the board of directors, and of any committee or committees of the board of directors shall be kept at such place or places as are designated by the board of directors or, in absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

The minutes and accounting books and records shall be open to inspection upon the written demand of any stockholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a stockholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the Corporation.

7.4 INSPECTION BY DIRECTORS

Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind as well as the physical properties of the Corporation and each of its subsidiary corporations. Such inspection by a director may be made in person or by an agent or attorney. The right of inspection includes the right to copy and make extracts of documents.

7.5 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The chairperson of the board, the chief executive officer or president, any vice president, the chief financial officer, the secretary or assistant secretary of this Corporation, or any other person authorized by the board of directors or the chief executive officer or president, or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VIII
GENERAL MATTERS

8.1 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING

For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action (other than action by stockholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided in the TBOC.

If the board of directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

8.2 CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS

From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

8.3 CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED

The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.4 CERTIFICATES FOR SHARES

A certificate or certificates for shares of the Corporation shall be issued to each stockholder when any of such shares are fully paid. The board of directors may authorize the issuance of certificates for shares partly paid provided that these certificates shall state the total amount of the consideration to be paid for them and the amount actually paid. All certificates shall be signed in the name of the Corporation by the chairperson of the board or the vice chairperson of the board or the chief executive officer or president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate ceases to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the Corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

Subject to any conditions imposed by the TBOC, the board of directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by the TBOC.

8.5 LOST CERTIFICATES

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and canceled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board may require; the board may require indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

8.6 CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the TBOC shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE IX
AMENDMENTS

9.1 AMENDMENT BY STOCKHOLDERS

New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of stockholders holding at least two-thirds of the issued and outstanding shares entitled to vote; provided, however, that if the Certificate set forth the number of authorized directors of the Corporation, then the authorized number of directors may be changed only by an amendment of the Certificate.

9.2 AMENDMENT BY DIRECTORS

Subject to the rights of the stockholders as provided in Section 9.1 of these Bylaws, other than a bylaw or an amendment of a bylaw changing the authorized number of directors (except to fix the authorized number of directors pursuant to a bylaw providing for a variable number of directors), may be adopted, amended or repealed by the board of directors.

Certification of Bylaws of: Bitari Inc.

(a Texas corporation)

The undersigned, Secretary of Bitari Inc., a Texas corporation (the “Corporation”), hereby certifies that the attached Bylaws are a true and correct copy of the Bylaws of the Corporation in effect as of the date of this certificate.

By:
Pei Zhao
Secretary
September 14, 2026